Exhibit 5.4

K&L GATES LLP ONE SW COLUMBIA STREET, SUITE 1900 PORTLAND, OR 97258 T +1 503 228 3200 F +1 503 248 9085 klgates.com

June 26, 2017

Owens Corning

One Owens Corning Parkway

Toledo, OH 43659

Re: 4.300%	Senior Notes Due 2047

Ladies and Gentlemen:

We have acted as special counsel in the State of Oregon (“Oregon”) to InterWrap Corp., an Oregon corporation (the “Opinion Party”), a wholly owned subsidiary of Owens Corning, a Delaware corporation (the “Company”), in connection with the issuance and sale by the Company of $600,000,000 aggregate principal amount of its 4.300% Senior Notes due 2047 (the “Notes”) pursuant to the prospectus supplement dated June 26, 2017 (the “Prospectus Supplement”), which supplements the prospectus dated February 11, 2015 (the “Base Prospectus”) that forms a part of the Company’s Registration Statement on Form S-3 (File No. 333-202011) filed on February 11, 2015, as amended by a Post-Effective Amendment No. 1 filed on June 21, 2017 (the “Registration Statement”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations under the Securities Act. The Notes are being issued under the Indenture (the “Base Indenture”) dated as of June 2, 2009, among the Company, the subsidiaries of the Company described therein as guarantors (“Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as amended and supplemented by the First Supplemental Indenture (the “First Supplemental Indenture”), dated as of June 8, 2009, among the Company, the Guarantors named as a party thereto and the Trustee, as further amended and supplemented by the Second Supplemental Indenture (the “Second Supplemental Indenture”), dated as of May 26, 2010, among the Company, the Guarantors named as a party thereto and the Trustee, as further amended and supplemented by the Third Supplemental Indenture (the “Third Supplemental Indenture”), dated as of October 22, 2012, among the Company, the Guarantors named as a party thereto and the Trustee, as further amended and supplemented by the Fourth Supplemental Indenture (the “Fourth Supplemental Indenture”), dated as of November 12, 2014, among the Company, the Guarantors named as a party thereto and the Trustee, as further amended and supplemented by the Fifth Supplemental Indenture (the “Fifth Supplemental Indenture”), dated as of August 8, 2016, among the Company, the Guarantors named as a party thereto and the Trustee, as further amended and supplemented by the Sixth Supplemental Indenture (the “Sixth Supplemental Indenture”), dated as of October 3, 2016, among the Company, the Guarantors named as a party thereto and the Trustee, as further amended and supplemented by the Seventh Supplemental Indenture (the

Owens Corning

June 26, 2017

“Seventh Supplemental Indenture”), dated as of February 27, 2017, among the Company, the Guarantors named as a party thereto and the Trustee and as further amended and supplemented by the Eighth Supplemental Indenture (the “Eighth Supplemental Indenture”), dated as of June 26, 2017, among the Company, the Guarantors named as a party thereto and the Trustee, which Notes will be guaranteed by the Opinion Party. The Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture and the Eighth Supplemental Indenture are collectively referred to herein as the “Indenture”. The guarantee of the Notes by the Opinion Party is evidenced by the Notation of Guarantee (the “Guarantee”) of October 3, 2016.

For purposes of rendering the opinions set forth below, we have examined and relied upon (i) a copy of the Underwriting Agreement, dated as of June 21, 2017 (the “Underwriting Agreement”), among Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC as representatives of the Underwriters, the Company, and the Guarantors named therein, including the Opinion Party, (ii) a copy of the Prospectus Supplement delivered to us by the Company; (iii) a copy of the Indenture (including the form of Guarantee attached thereto); (iv) a copy of the Articles of Incorporation of the Opinion Party as amended to date, as certified by the Secretary of State of Oregon on June 16, 2017 (the “Articles of Incorporation”), (v) a Certificate of Existence for the Opinion Party, as issued by the Secretary of State of the State of Oregon on June 23, 2017 (the “Certificate of Existence”); (vi) a copy of the bylaws of the Opinion Party, as certified by the Treasurer of the Opinion Party (the “Bylaws”), and (vii) a copy of the resolutions adopted by the board of directors of the Opinion Party, certified by the Treasurer of the Opinion Party as the resolutions that are in effect on the date hereof. In such review, we have assumed, without investigation, that (a) each document submitted to us is accurate and complete; (b) each such document that is an original is authentic; (c) each such document that is a copy conforms to an authentic original; and (d) all signatures on each such document are genuine. We have further assumed, without investigation, the legal capacity of natural persons, and we have assumed that each party to the documents we have examined or relied on has the legal capacity or authority and has satisfied all legal requirements that are applicable to that party to the extent necessary to make such documents enforceable against that party.

We also have assumed without investigation that (i) the Registration Statement, the Indenture, and the Guarantee have been duly authorized, executed, and delivered by all parties to the Registration Statement, the Indenture, and the Guarantee other than the Opinion Party and (ii) the Opinion Party’s execution, delivery, or performance of the Registration Statement, the Indenture, and the Guarantee will not breach, violate, conflict with, or constitute a default under any agreement (other than the Registration Statement, the Indenture, and the Guarantee), contract, or obligation of the Opinion Party. We have further assumed, without investigation, the receipt or making of any consent, approval, order, or authorization of, and the effectiveness of any registration or filing with, any third party or governmental body that is required to be received or made by any party in connection with the execution, delivery, and filing of the Registration Statement, the Indenture, or the Guarantee or the consummation of the transactions contemplated thereby.

K&L GATES LLP

ONE SW COLUMBIA STREET    SUITE 1900    PORTLAND    OR 97258

T +1 503 228 3200 F +1 503 248 9085 klgates.com

Owens Corning

June 26, 2017

Based on the foregoing, and subject to the assumptions, exceptions, qualifications, and limitations set forth herein, it is our opinion that, on the date hereof:

1. The Opinion Party is a corporation duly incorporated and validly existing under the laws of the State of Oregon.

2. The Opinion Party has the corporate power and authority to enter into, and perform its obligations under, the Indenture and the Guarantee.

3. The execution and delivery of the Indenture and the Guarantee by the Opinion Party, and the performance of its obligations thereunder, have been authorized by all necessary corporate action of the Opinion Party.

4. The Indenture and the Guarantee have been duly executed and delivered by the Opinion Party.

5. The execution and filing with the Securities and Exchange Commission of the Registration Statement have been duly authorized by all necessary corporate action of the Opinion Party.

6. The execution and delivery of the Guarantee by the Opinion Party, and its performance of its obligations thereunder and compliance with the terms and provisions thereof, do not violate or conflict with the Oregon Business Corporation Act or the terms and provisions of the Articles of Incorporation or Bylaws of the Opinion Party.

The opinions expressed herein are limited to the Oregon Business Corporation Act in effect on the date hereof as it presently applies, and we express no opinion herein as to the laws of any other jurisdiction. We express no opinion as to matters relating to any securities laws, rules, or regulations of the State of Oregon or as to the enforceability of the Registration Statement, the Indenture, or the Guarantee. These opinions are given as of the date hereof; they are intended to apply only to those facts and circumstances that exist as of the date hereof, and we assume no obligation or responsibility to update or supplement these opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in laws that may hereafter occur, or to inform the addressees of any change in circumstances occurring after the date hereof that would alter the opinions rendered herein.

This opinion is limited to the matters set forth herein, and no opinion may be inferred or implied beyond the matters expressly contained herein. This opinion is being provided solely for the benefit of the addressee hereof in connection with the Registration Statement, the Prospectus Supplement, the Indenture, and the Guarantee. This opinion may not be used or relied upon for any other purpose, relied upon by any other party, or filed with or disclosed to any governmental authority without our prior written consent.

We hereby consent to the filing of this letter as an Exhibit to the Company’s Current Report on Form 8-K on the date hereof, which Form 8-K will be incorporated by reference into the Registration Statement, and to all references to our firm included in or made a part of the Prospectus Supplement. In giving our consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Yours truly,

/s/ K&L Gates LLP

K&L GATES LLP

ONE SW COLUMBIA STREET    SUITE 1900    PORTLAND    OR 97258

T +1 503 228 3200 F +1 503 248 9085 klgates.com